EXHIBIT 99.1

The Parent Company Secures $25 Million Financing from the D. E. Shaw group

Company Rejects Terms of PIPE Process and Completes Market-Favorable Deal

DENVER, July 10, 2008 – The Parent Company (Nasdaq: KIDS - News), a leading commerce, content and new media company for growing families, today announced the completion of a multi-year financing agreement with an entity in the D. E. Shaw group. The agreement provides up to $25 million of junior secured debt financing, with $10 million made immediately available to The Parent Company. No portion of the debt facility is convertible into equity and only the first tranche of $10 million is accompanied with an equity warrant component.

“We’re extremely pleased to announce this agreement with the D. E. Shaw group,” said Michael J. Wagner, President and CEO of The Parent Company. “The terms of this agreement are far superior to those available in either the equity market or the convertible debt market. Unlike a market-priced convertible debt transaction that would have resulted in a sizable amount of dilution to existing equity holders, this agreement is structured as a more traditional debt financing that includes a small equity warrant feature.”

As part of its previously announced financing process, The Parent Company reviewed a number of options, including specific financing proposals secured with the assistance of investment banks, but determined they were too dilutive to existing shareholders. At the Company’s request, the D. E. Shaw group agreed to provide the new facility as a second lien debt financing behind CIT Bank, thereby leaving the existing $25 million CIT revolving credit facility in place. Management of The Parent Company believes the combination of these two significant financing agreements is sufficient to facilitate the Company’s core growth and new business initiatives for at least the next two years.

Chairman of the Board, John Textor and CEO Michael J. Wagner will hold a conference call to discuss The Parent Company’s financing agreement and other business, on Monday, July 14 at 11 a.m. ET. The conference call will be broadcast via live webcast and may be accessed at http://investor.theparentcompany.com/. Following the completion of the webcast, a recorded replay will be available for 30 days at the same Internet address. Listeners may also access the call by dialing 1-877-397-0286. A replay of the call is available by dialing 1-888-203-1112, password 4543917.

About The Parent Company

The Parent Company (Nasdaq: KIDS) is a leading commerce, content and new media company for growing families. The Parent Company provides comprehensive eCommerce and eContent resources to help families plan, play and grow. The company’s toy business offers thousands of toys and children’s products through its eToys (www.etoys.com) website, catalogs and strategic retail partnerships; and personalized dolls and accessories on its My Twinn (www.mytwinn.com) brand. Through its baby business, the company is a leading online retailer of brand-name baby, toddler and maternity products sold through the BabyUniverse (www.babyuniverse.com) and DreamtimeBaby (www.dreamtimebaby.com) web sites. The company’s luxury brands, PoshTots (www.poshtots.com) and PoshLiving (www.poshliving.com), reach the country’s most affluent consumers with luxury baby apparel and furnishings. With its content sites, BabyTV (www.babytv.com), PoshCravings (www.poshcravings.com) and ePregnancy (www.epregnancy.com), The Parent Company has established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. The Parent Company is a market-leading digital content and eCommerce company focused on parents.

The Parent Company

Investor Relations:

John Baldissera, BPC Financial Marketing

800-368-1217

Media:

Sheliah Gilliland, The Parent Company

303-226-8685

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.

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